For the period ended 12/31/2000
File No. 811-2429                                              Series 16, 17, 18

Sub-Item 77I(b):  Terms of new or amended securities
--------------------------------------------------------------------------------

The Registrant commenced the offering of three new funds on October 27, 2000 known as: Extended Market Index Fund, Global Titans Index Fund, and Nasdaq-100 Index Fund.